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Exhibit 12

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDEND REQUIREMENTS

	Year Ended December 31
(dollars in thousands)
	2001	2000	1999	1998	1997
Earnings to Fixed Charges
Excluding interest on deposits	3.68	14.91	10.05	10.88	14.20
Including interest on deposits	1.24	2.27	3.03	2.93	2.66
Earnings to Combined Fixed Charges and
Preferred Stock(1)
Excluding interest on deposits	3.68	14.91	10.05	10.88	13.28
Including interest on deposits	1.24	2.27	3.03	2.93	2.63

(1)
Preferred stock dividend requirements are adjusted to represent a pretax earnings equivalent.

Computation of Earnings to Fixed Charges

	Year Ended December 31
(dollars in thousands)
	2001	2000	1999	1998	1997
a. Ratio of Earnings to Fixed Charges
Including Interest on Deposits
Earnings:
Income from operations before income taxes	$233,747	$1,139,992	$930,762	$490,563	$311,300
Fixed charges	960,241	894,923	459,549	254,006	187,843

Earnings, for computation purposes	$1,193,988	$2,034,915	$1,390,311	$744,569	$499,143

Fixed Charges:
Interest on borrowings	$61,332	$61,797	$91,634	$42,931	$18,858
Interest on deposits	872,977	812,982	356,736	204,335	164,252
Portion of rents representative of the interest factor	25,932	20,144	11,179	6,740	4,733

Fixed charges, including interest on deposits, for computation purposes	$960,241	$894,923	$459,549	$254,006	$187,843

Ratio of earnings to fixed charges, including interest on deposits	1.24	2.27	3.03	2.93	2.66
Excluding Interest on Deposits
Earnings:
Income from operations before income taxes	$233,747	$1,139,992	$930,762	$490,563	$311,300
Fixed charges	87,264	81,941	102,813	49,671	23,591

Earnings, for computation purposes	$321,011	$1,221,933	$1,033,575	$540,234	$334,891

Fixed Charges:
Interest on borrowings	$61,332	$61,797	$91,634	$42,931	$18,858
Portion of rents representative of the interest factor	25,932	20,144	11,179	6,740	4,733

Fixed charges, excluding interest on deposits, for computation purposes	$87,264	$81,941	$102,813	$49,671	$23,591

Ratio of earnings to fixed charges, excluding interest on deposits	3.68	14.91	10.05	10.88	14.20

Computation of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements

	Year Ended December 31
(dollars in thousands)
	2001	2000	1999	1998	1997
b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements(1)
Including Interest on Deposits
Earnings:
Income from operations before income taxes	$233,747	$1,139,992	$930,762	$490,563	$311,300
Fixed charges	960,241	894,923	459,549	254,006	187,843

Earnings, for computation purposes	$1,193,988	$2,034,915	$1,390,311	$744,569	$499,143

Fixed Charges and Preferred Stock:
Dividend Requirements
Interest on borrowings	$61,332	$61,797	$91,634	$42,931	$18,858
Interest on deposits	872,977	812,982	356,736	204,335	164,252
Portion of rents representative of the interest factor	25,932	20,144	11,179	6,740	4,733

Fixed charges, including interest on deposits, for computation purposes	$960,241	$894,923	$459,549	$254,006	$187,843
Preferred stock dividend requirements	—	—	—	—	1,636

Fixed charges and preferred stock dividend requirements, including interest on deposits, for computation purposes	$960,241	$894,923	$459,549	$254,006	$189,479

Ratio of earnings to fixed charges and preferred stock dividend requirements, including interest on deposits	1.24	2.27	3.03	2.93	2.63
Excluding Interest On Deposits
Earnings:
Income from operations before income taxes	$233,747	$1,139,992	$930,762	$490,563	$311,300
Fixed charges	87,264	81,941	102,813	49,671	23,591

Earnings, for computation purposes	$321,011	$1,221,933	$1,033,575	$540,234	$334,891

Fixed Charges and Preferred Stock:
Dividend Requirements
Interest on borrowings	$61,332	$61,797	$91,634	$42,931	$18,858
Portion of rents representative of the interest factor	25,932	20,144	11,179	6,740	4,733

Fixed charges, excluding interest on deposits, for computation purposes	$87,264	$81,941	$102,813	$49,671	$23,591
Preferred stock dividend requirements	—	—	—	—	1,636

Fixed charges and preferred stock dividend requirements, excluding interest on deposits, for computation purposes	$87,264	$81,941	$102,813	$49,671	$25,227

Ratio of earnings to fixed charges and preferred stock dividend requirements, excluding interest on deposits	3.68	14.91	10.05	10.88	13.28

(1)
Preferred stock dividend requirements are adjusted to represent a pretax earnings equivalent.

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  Exhibit 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
Computation of Earnings to Fixed Charges
Computation of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements